Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report of Pharma-Bio Serv, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended October 31, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “report”), the undersigned, Nélida Plaza, the acting Chief Executive Officer of the Company, and Pedro J Lasanta, Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to our knowledge:

1.	The report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Dated: February 28, 2013

/s/ Nélida Plaza	/s/ Pedro J. Lasanta
Nélida Plaza	Pedro J. Lasanta
Acting President and Chief Executive Officer and President of Puerto Rico Operations and	Chief Financial Officer (Principal Financial Officer and Accounting Officer)
Secretary
(Principal Executive Officer)

This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference to any filing of Pharma-Bio Serv, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before of after the date of the Form 10-K), irrespective of any general incorporation language contained